SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 11, 2005

Intersil Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-29617	59-3590018
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Murphy Ranch Road, Milpitas, CA	95035
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 432-8888

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On October 11, 2005, Intersil Corporation issued a press release announcing that the Corporation had accelerated the vesting of all unvested employee stock options issued under its 1999 Equity Compensation Plan that have an exercise price in excess of $22 and that were issued more than one year ago. Executive officers of the Corporation and certain other members of senior management are prohibited from selling stock obtained through the exercise of employee stock options that have become vested by this action until the earlier of the original option vesting date and termination of their employment with the Corporation. The Corporation did not accelerate the vesting of stock options that have been issued to outside directors. Pursuant to this action, employee stock options to purchase approximately 1.79 million shares of the Corporation’s Class A common stock became exercisable immediately. The text of the press release is included as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

	99.1	Press Release dated October 11, 2005 announcing the acceleration of vesting of certain employee stock options under the company’s 1999 Equity Compensation Plan.

SIGNATURE

Pursuant to the requirements of the Signature Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

INTERSIL CORPORATION

Date: October 11, 2005	By:	/s/ Thomas C. Tokos
	Name:	Thomas C. Tokos
	Title:	Vice President, General Counsel and Secretary

Exhibit Index

Exhibit Number	Description
EX-99.1	Press Release dated October 11, 2005 announcing the acceleration of vesting of certain employee stock options under the company’s 1999 Equity Compensation Plan.